                            VENTURE SURVIVORSHIP VUL
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDERS

Male preferred nonsmoker, age 55 and female preferred nonsmoker, age 50.

Face Amount $500,000. Death benefit option 1.

$4,500 planned annual premium paid on the policy anniversary.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

-------------------------------------------------------------------------------------------------------
           BEGINNING                                                           MONTHLY NET    ENDING
            POLICY       NET       VALUE       ADMIN       M&E       COI       INVESTMENT     POLICY
 POLICY     VALUE      PREMIUM     AFTER      CHARGE     CHARGE     CHARGE       FACTOR       VALUE
  MONTH    (Step 1)   (Step 2)    PREMIUM    (Step 3a)  (Step 3b)  (Step 3c)    (Step 4)     (Step 5)
------------------------------------------------------------------------------------------------------
    1     18,867.22   4,162.50    23,029.72     25.00     14.51      6.39      1.0087467    23,184.85
    2     23,184.85       0.00    23,184.85     25.00     14.61      6.39      1.0087467    23,341.24
    3     23,341.24       0.00    23,341.24     25.00     14.70      6.39      1.0087467    23,498.91
    4     23,498.91       0.00    23,498.91     25.00     14.80      6.39      1.0087467    23,657.85
    5     23,657.85       0.00    23,657.85     25.00     14.90      6.38      1.0087467    23,818.09
    6     23,818.09       0.00    23,818.09     25.00     15.01      6.38      1.0087467    23,979.62
    7     23,979.62       0.00    23,979.62     25.00     15.11      6.38      1.0087467    24,142.47
    8     24,142.47       0.00    24,142.47     25.00     15.21      6.38      1.0087467    24,306.64
    9     24,306.64       0.00    24,306.64     25.00     15.31      6.38      1.0087467    24,472.14
   10     24,472.14       0.00    24,472.14     25.00     15.42      6.37      1.0087467    24,638.99
   11     24,638.99       0.00    24,638.99     25.00     15.52      6.37      1.0087467    24,807.20
   12     24,807.20       0.00    24,807.20     25.00     15.63      6.37      1.0087467    24,976.77
------------------------------------------------------------------------------------------------------

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

         Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Investment Management Fees and Expenses* = 12% - 0.984% = 11.016%

         * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 0.984% per annum, in absence of expense reimbursements.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

         The Beginning Policy Value is the policy value at the end of the previous month.

         For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $18,867.22

Step 2: Calculating the Net Premium

         Net Premium = Gross Premium - Premium Charge

         For year 5 month 1, the premium charge is 7.5% of gross premium paid.

         Net Premium = $4,500 - ($4,500 x 7.5%) = $4,162.50

Step 3: Calculating the Total Monthly Deductions

         Total Monthly Deductions = Administrative Charge + Mortality and Expense Risk Charge + Cost of Insurance Charge

         Step 3a: Administrative Charges

             Administrative Charge of $15.00 plus $0.02 per thousand of face amount per month.

             Administrative Charge = $15.00 + ($0.02 x 500,000/1000) = $25.00

         Step 3b: Mortality and expense risk charge (M&E) of 0.0630% of the policy value per month.

         M&E = (beginning policy value + net premium) x 0.0630% = ($18,867.22 + $4,162.50) x 0.0630% = $14.51

         Step 3c: Cost of Insurance (COI) Charge = Monthly COI rate x [(Face Amount/Discount Factor) - (Beginning Policy Value + Net Premium - Administrative charge - M&E charge)]

             In the illustrated example, the Monthly COI rate for year 5 is 0.0000134, the Face Amount is $500,000 and the Discount Factor is 1.0032737

         COI Deduction = 0.0000134 x [($500,000/1.0032737) - ($18,867.22 +
         $4,162.50 - $25.00 - $14.51] = $6.39

         Total Monthly Deductions = $25.00 + $14.51 + $6.39 = $45.90

Step 4: Determining the Net Investment Factor

         The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

         The net investment factor for a sub-account on any Business Day is equal to (a) divided by (b) where:

         a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

         b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

         The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

         For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 11.016% net annual subaccount rate of return:

             Monthly Net Investment Factor (hypothetical) = (1 + 0.11016) to the power of 1/12 = 1.0087467

Step 5: Ending Policy Value

             Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

             For year 5 month 1 Ending Policy Value = ($18,867.22 + $4,162.50 - $45.90) x (1.0087467) = $23,184.85

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

         Cash Surrender Value = Ending Policy Value - Surrender Charge

         The Surrender Charge for year 5 month 12 in this illustration is $5,255.25

         Cash Surrender Value month 12 = $24,976.77 - $5,255.25 = $19,721.52

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

         Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

         In year 5 of the illustration, the attained age of the younger policyholder is 55 and the applicable Minimum Death Benefit Percentage is 150%.

         Death Benefit = greater of [$500,000] or [150% x $24,976.77] =
         $500,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

         The premium charge is 7.5% for all policy years.

         The monthly M&E charge is 0.063% for the first 20 policy years and 0.033% thereafter.

         The administration charge for policy year 1 is $30 plus $0.08 per thousand of face amount, and for all subsequent years is $15 plus $0.02 per thousand of face amount.

         The monthly COI rates will vary by the attained ages of the policyholders.

How the Cash Surrender Value will differ in other years:

         The surrender charge rate is based on the issue age of the younger insured.

         The surrender charge grading percentage decreases from policy year 1 to 14, and is zero for year 15 and later.

               SURRENDER CHARGE
POLICY YEAR   GRADING PERCENTAGE
-----------   ------------------
     1              93%
     2              86%
     3              80%
     4              73%
     5              66%
     6              60%
     7              53%
     8              46%
     9              40%
    10              33%
    11              26%
    12              20%
    13              13%
    14               6%
    15+              0%
    --              --

How the Death Benefit will differ in other years:

         Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.

                            VENTURE SURVIVORSHIP VUL
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDERS

Male preferred nonsmoker, age 55 and female preferred nonsmoker, age 50.

Face Amount $500,000. Death benefit option 1.

$4,500 planned annual premium paid on the policy anniversary.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

          BEGINNING                                                                 MONTHLY NET    ENDING
           POLICY       NET          VALUE        ADMIN       M&E        COI        INVESTMENT     POLICY
 POLICY    VALUE      PREMIUM        AFTER       CHARGE      CHARGE     CHARGE        FACTOR       VALUE
  MONTH    (Step 1)   (Step 2)      PREMIUM     (Step 3a)   (Step 3b)  (Step 3c)    (Step 4)      (Step 5)
-----------------------------------------------------------------------------------------------------------
    1     18,754.43   4,162.50      22,916.93     25.00       14.44       14.42      1.0087467    23,063.05
    2     23,063.05       0.00      23,063.05     25.00       14.53       14.42      1.0087467    23,210.35
    3     23,210.35       0.00      23,210.35     25.00       14.62       14.42      1.0087467    23,358.85
    4     23,358.85       0.00      23,358.85     25.00       14.72       14.41      1.0087467    23,508.56
    5     23,508.56       0.00      23,508.56     25.00       14.81       14.41      1.0087467    23,659.49
    6     23,659.49       0.00      23,659.49     25.00       14.91       14.40      1.0087467    23,811.65
    7     23,811.65       0.00      23,811.65     25.00       15.00       14.40      1.0087467    23,965.05
    8     23,965.05       0.00      23,965.05     25.00       15.10       14.39      1.0087467    24,119.70
    9     24,119.70       0.00      24,119.70     25.00       15.20       14.39      1.0087467    24,275.60
   10     24,275.60       0.00      24,275.60     25.00       15.29       14.38      1.0087467    24,432.78
   11     24,432.78       0.00      24,432.78     25.00       15.39       14.38      1.0087467    24,591.24
   12     24,591.24       0.00      24,591.24     25.00       15.49       14.37      1.0087467    24,750.99
-----------------------------------------------------------------------------------------------------------

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

         Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Investment Management Fees and Expenses* = 12% - 0.984% = 11.016%

         * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 0.984% per annum, in absence of expense reimbursements.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

         The Beginning Policy Value is the policy value at the end of the previous month.

         For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $18,754.43

Step 2: Calculating the Net Premium

         Net Premium = Gross Premium - Premium Charge

         For year 5 month 1, the premium charge is 7.5% of gross premium paid.

         Net Premium = $4,500 - ($4,500 x 7.5%) = $4,162.50

Step 3: Calculating the Total Monthly Deductions

         Total Monthly Deductions = Administrative Charge + Mortality and Expense Risk Charge + Cost of Insurance Charge

         Step 3a: Administrative Charges

            Administrative Charge of $15.00 plus $0.02 per thousand of face amount per month.

            Administrative Charge = $15.00 + ($0.02 x 500,000/1000) = $25.00

         Step 3b: Mortality and expense risk charge (M&E) of 0.0630% of the policy value per month.

         M&E = (beginning policy value + net premium) x 0.0630% = ($18,754.43 + $4,162.50) x 0.0630% = $14.44

         Step 3c: Cost of Insurance (COI) Charge = Monthly COI rate x [(Face Amount/Discount Factor) - (Beginning Policy Value + Net Premium - Administrative charge - M&E charge)]

            In the illustrated example, the Monthly COI rate for year 5 is 0.0000303, the Face Amount is $500,000 and the Discount Factor is 1.0032737

         COI Deduction = 0.0000303 x [($500,000/1.0032737) - ($18,754.43 +
         $4,162.50 - $25.00 - $14.44] = $14.42

         Total Monthly Deductions = $25.00 + $14.44 + $14.42 = $53.86

Step 4: Determining the Net Investment Factor

         The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

         The net investment factor for a sub-account on any Business Day is equal to (a) divided by (b) where:

         a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

         b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

         The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

         For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 11.016% net annual subaccount rate of return:

             Monthly Net Investment Factor (hypothetical) = (1 + 0.11016) to the power of 1/12 = 1.0087467

Step 5: Ending Policy Value

             Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

             For year 5 month 1 Ending Policy Value = ($18,754.43 + $4,162.50 - $53.86) x (1.0087467) = $23,063.05

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

         Cash Surrender Value = Ending Policy Value - Surrender Charge

         The Surrender Charge for year 5 month 12 in this illustration is $5,255.25

         Cash Surrender Value month 12 = $24,750.99 - $5,255.25 = $19,495.74

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is Determined:

         Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

         In year 5 of the illustration, the attained age of the younger policyholder is 55 and the applicable Minimum Death Benefit Percentage is 150%.

         Death Benefit = greater of [$500,000] or [150% x $24,750.99] =
         $500,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

         The premium charge is 7.5% for all policy years.

         The monthly M&E charge is 0.063% for the first 20 policy years and 0.033% thereafter.

         The administration charge for policy year 1 is $30 plus $0.08 per thousand of face amount, and for all subsequent years is $15 plus $0.02 per thousand of face amount.

         The monthly COI rates will vary by the attained ages of the policyholders.

How the Cash Surrender Value will differ in other years:

         The surrender charge rate is based on the issue age of the younger insured.

         The surrender charge grading percentage decreases from policy year 1 to 14, and is zero for year 15 and later.

                 SURRENDER CHARGE
POLICY YEAR      GRADING PERCENTAGE
------------    ------------------
     1                93%
     2                86%
     3                80%
     4                73%
     5                66%
     6                60%
     7                53%
     8                46%
     9                40%
    10                33%
    11                26%
    12                20%
    13                13%
    14                 6%
    15+                0%
    --                --

How the Death Benefit will differ in other years:

         Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.

                            VENTURE SURVIVORSHIP VUL
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDERS

Male preferred nonsmoker, age 55 and female preferred nonsmoker, age 50.

Face Amount $500,000. Death benefit option 1.

$4,500 planned annual premium paid on the policy anniversary.

Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%.

The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

          BEGINNING                                                               MONTHLY NET    ENDING
            POLICY       NET           VALUE      ADMIN       M&E        COI       INVESTMENT    POLICY
 POLICY    VALUE       PREMIUM         AFTER      CHARGE     CHARGE     CHARGE      FACTOR       VALUE
 MONTH     (Step 1)    (Step 2)       PREMIUM    (Step 3a)  (Step 3b)  (Step 3c)   (Step 4)     (Step 5)
--------------------------------------------------------------------------------------------------------------
    1     18,735.64    4,162.50      22,898.14    25.00      14.43      16.68      1.0087467    23,041.82
    2     23,041.82        0.00      23,041.82    25.00      14.52      16.67      1.0087467    23,186.68
    3     23,186.68        0.00      23,186.68    25.00      14.61      16.66      1.0087467    23,332.72
    4     23,332.72        0.00      23,332.72    25.00      14.70      16.66      1.0087467    23,479.95
    5     23,479.95        0.00      23,479.95    25.00      14.79      16.65      1.0087467    23,628.39
    6     23,628.39        0.00      23,628.39    25.00      14.89      16.65      1.0087467    23,778.03
    7     23,778.03        0.00      23,778.03    25.00      14.98      16.64      1.0087467    23,928.89
    8     23,928.89        0.00      23,928.89    25.00      15.08      16.64      1.0087467    24,080.97
    9     24,080.97        0.00      24,080.97    25.00      15.17      16.63      1.0087467    24,234.30
   10     24,234.30        0.00      24,234.30    25.00      15.27      16.63      1.0087467    24,388.87
   11     24,388.87        0.00      24,388.87    25.00      15.36      16.62      1.0087467    24,544.71
   12     24,544.71        0.00      24,544.71    25.00      15.46      16.62      1.0087467    24,701.82
----------------------------------------------------------------------------------------------------------

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

         Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Investment Management Fees and Expenses* = 12% - 0.984% = 11.016%

         * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 0.984% per annum, in absence of expense reimbursements.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

         Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1: The Beginning Policy Value

         The Beginning Policy Value is the policy value at the end of the previous month.

         For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $18,735.64

Step 2: Calculating the Net Premium

         Net Premium = Gross Premium - Premium Charge

         For year 5 month 1, the premium charge is 7.5% of gross premium paid.

         Net Premium = $4,500 - ($4,500 x 7.5%) = $4,162.50

Step 3: Calculating the Total Monthly Deductions

         Total Monthly Deductions = Administrative Charge + Mortality and Expense Risk Charge + Cost of Insurance Charge

         Step 3a: Administrative Charges

             Administrative Charge of $15.00 plus $0.02 per thousand of face amount per month.

             Administrative Charge = $15.00 + ($0.02 x 500,000/1000) = $25.00

         Step 3b: Mortality and expense risk charge (M&E) of 0.0630% of the policy value per month.

         M&E = (beginning policy value + net premium) x 0.0630% = ($18,735.64 + $4,162.50) x 0.0630% = $14.43

         Step 3c: Cost of Insurance (COI) Charge = Monthly COI rate x [(Face Amount/Discount Factor) - (Beginning Policy Value + Net Premium - Administrative charge - M&E charge)]

             In the illustrated example, the Monthly COI rate for year 5 is 0.0000351, the Face Amount is $500,000 and the Discount Factor is 1.0032737

         COI Deduction = 0.0000351 x [( $500,000/1.0032737) - ($18,735.64 +
         $4,162.50 - $25.00 - $14.43] = $16.68

         Total Monthly Deductions = $25.00 + $14.43 + $16.68 = $56.11

Step 4: Determining the Net Investment Factor

         The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

         The net investment factor for a sub-account on any Business Day is equal to (a) divided by (b) where:

         a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

         b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

         The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

         For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 11.016% net annual subaccount rate of return:

             Monthly Net Investment Factor (hypothetical) = (1 + 0.11016) to the power of 1/12 = 1.0087467

Step 5: Ending Policy Value

             Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

             For year 5 month 1 Ending Policy Value = ($18,735.64 + $4,162.50 - $56.11) x (1.0087467) = $23,041.82

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

         Cash Surrender Value = Ending Policy Value - Surrender Charge

         The Surrender Charge for year 5 month 12 in this illustration is $5,255.25

         Cash Surrender Value month 12 = $24,701.82 - $5,255.25 = $19,446.57

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

         Death Benefit = greater of [Face Amount] or [Policy Value x Minimum Death Benefit Percentage]

         In year 5 of the illustration, the attained age of the younger policyholder is 55 and the applicable Minimum Death Benefit Percentage is 150%.

         Death Benefit = greater of [$500,000] or [150% x $24,701.82] =
         $500,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

         The premium charge is 7.5% for all policy years.

         The monthly M&E charge is 0.063% for the first 20 policy years and 0.033% thereafter.

         The administration charge for policy year 1 is $30 plus $0.08 per thousand of face amount, and for all subsequent years is $15 plus $0.02 per thousand of face amount.

         The monthly COI rates will vary by the attained ages of the policyholders.

How the Cash Surrender Value will differ in other years:

         The surrender charge rate is based on the issue age of the younger insured.

         The surrender charge grading percentage decreases from policy year 1 to 14, and is zero for year 15 and later.

                SURRENDER CHARGE
POLICY YEAR    GRADING PERCENTAGE
-----------    ------------------
     1                 93%
     2                 86%
     3                 80%
     4                 73%
     5                 66%
     6                 60%
     7                 53%
     8                 46%
     9                 40%
    10                 33%
    11                 26%
    12                 20%
    13                 13%
    14                  6%
    15+                 0%
    --                 --

How the Death Benefit will differ in other years:

         Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.